UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2007

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Section 2 - Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Kevin K. Pfeffer, our former Director, who resigned on December 4, 2006, loaned us funds on three separate occasions in 2005: $100,000 on February 16, 2005; $20,000 on April 8, 2005; and, $15,000 on June 2, 2005, for a total of $135,000. No terms for repayment or interest were agreed to in writing or verbally, however, we have carried this debt on our books as repayable upon demand and at an interest rate of 8% per annum. Mr. Pfeffer made demand upon us in writing for the repayment of these loans, plus accrued interest, by January 12, 2007.

Our Board of Directors has concluded that we will not repay Mr. Pfeffer’s loan or interest until the Federal District Court of Utah has had an opportunity to decide the amount of damages, if any, owed to us that should be offset against Mr. Pfeffer’s loan principal and interest due to Mr. Pfeffer’s conduct while acting as one of our directors. Our Board of Directors has authorized that we join a lawsuit brought by our Chief Executive Officer, Terry C. Turner, in which Mr. Pfeffer was named as a defendant. That lawsuit was filed in the Federal District Court of Utah on September 1, 2006, Turner v. Golden Eagle International, Inc., Kevin K. Pfeffer, H.E. Dunham and William A. Jacobs, Civil Action No.2:06-cv-00738-TC (D. Utah)(defendants Golden Eagle International, Inc., H.E. Dunham and William A. Jacobs have been dismissed from the lawsuit by Mr. Turner), alleging, among other things, that Mr. Pfeffer: 1) was a co-conspirator in urging and authorizing us to file a false and misleading Current Report on Form 8-K with the Securities and Exchange Commission; 2) was in violation of Regulation Fair Disclosure (“FD”) by providing the selective disclosure of material information regarding us to shareholders and other third-parties regarding our business and fundamental disputes on the Board of Directors; 3) was in breach of his fiduciary duty to us and our shareholders as a Director; 4) was in breach of our Code of Ethics; and, 5) had carried out a campaign of disparagement, slander, libel and defamation against our Chairman of the Board, President, and Chief Executive Officer. In joining the lawsuit referenced above, we intend to bring allegations against Mr. Pfeffer for all of the causes of action alleged in Mr. Turner’s complaint, as well as additional causes of action, including, but not limited to, tortious interference with business relations for Mr. Pfeffer’s recent damaging communications with our principal creditor and lender; violations of proxy solicitation rules; additional breaches of fiduciary duties; additional breaches of our Code of Ethics and violations of Regulation FD. Our Board of Directors has also authorized that Mr. Pfeffer be sued for punitive damages for alleged malicious and intentional acts that have harmed us.

In addition to our Board’s reason for not repaying Mr. Pfeffer’s demand loans given above, we also do not have the funds available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2007.

Golden Eagle International, Inc.
By:	/s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer